UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2013

CombiMatrix Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33523	47-0899439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

310 Goddard, Suite 150
Irvine, CA 92618

(Address of principal executive offices, including zip code)

(949) 753-0624

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On February 21, 2013, CombiMatrix Corporation (the “Company”) issued (i) an aggregate of 102,747 shares of common stock to an accredited investor upon such investor’s successive conversions of an aggregate of $205,445 of the stated value of the Company’s Series A 6% Convertible Preferred Stock (the “Series A Stock”); (ii) an aggregate of 8,993 shares of common stock to such investor as make-whole dividend payments thereon in satisfaction of the aggregate amount of $21,815 in make-whole dividend payments under the Certificate of Designation of Preferences, Rights and Limitations of Series A 6% Convertible Preferred Stock of the Company (the “Certificate of Designation”); and (iii) an aggregate of 718 shares of common stock to such investor as dividends accrued from January 1, 2013 through the date of conversion on the converted Series A Stock due under the Certificate of Designation. In connection with the above-described conversions, the investor waived the conditions set forth in the Certificate of Designation relating to the dividend and make-whole dividend payments on the shares of Series A Stock being converted such that the dividend and make-whole dividend payments could be made by the Company in shares of common stock in accordance with the terms of the Certificate of Designation.

On February 26, 2013 and February 27, 2013, the Company issued an aggregate of 245,018 shares of common stock to accredited investors for an aggregate purchase price of $579,223 upon such investors’ exercise of warrants to purchase shares of the Company’s common stock at an exercise price of $2.364 per share.  As a result of the issuance on February 26, 2013, the Company has issued more than 5% of its outstanding shares of common stock in unregistered transactions in the aggregate since the last report that it filed under Item 3.02 with the Securities and Exchange Commission. After the above-described issuances, the Company has 2,633,043 shares of common stock issued and outstanding.

The above-described issuances have been determined to be exempt from registration under the Securities Act of 1933 in reliance on Sections 3(a)(9) and 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2013, the Company’s board of directors (the “Board”) elected Mark McDonough, the Company’s current Chief Commercial Officer and future President and Chief Executive Officer, and Richard Hockett, Jr., M.D., the Company’s current Chief Medical Officer, to the Board to serve as directors effective immediately as of February 28, 2013 until the next annual meeting of stockholders.  As employee directors, Messrs. McDonough and Hockett will not receive separate compensation from the Company for their service as members of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION

Dated: March 4, 2013	By:	/S/ SCOTT R. BURELL
Scott R. Burell, Chief Financial Officer